Exhibit 99.1
January 27, 2021
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2020 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift" or "the Company"), North America's largest truckload transportation company, today reported fourth quarter 2020 net income attributable to Knight-Swift of $142.3 million and Adjusted Net Income Attributable to Knight-Swift of $158.8 million. We reported GAAP earnings per diluted share of $0.84 for the fourth quarter of 2020, compared to $0.39 for the fourth quarter of 2019. Our Adjusted EPS was $0.94 for the fourth quarter of 2020, compared to $0.55 for the fourth quarter of 2019.

Key Financial Highlights
Consolidated revenue, excluding trucking fuel surcharge, increased by 11.2%, while operating income increased by 95.5% and Adjusted Operating Income increased by 64.4% for the fourth quarter of 2020, as compared to the fourth quarter of 2019. Our business model continues to generate a meaningful amount of free cash flow1 (computed as net cash provided by operating activities, less net cash capital expenditures), which was $531.8 million in 2020.
We grew revenue and operating income in all of our reportable segments during the fourth quarter of 2020. Our Trucking segment improved its Adjusted Operating Income by 63.9%, resulting in a 690 basis point Adjusted Operating Ratio improvement to 79.3% in the fourth quarter of 2020 from 86.2% in the fourth quarter of 2019. Our Logistics segment produced an Adjusted Operating Ratio of 91.2% in the fourth quarter of 2020, which was a 180 basis point improvement from 93.0% in the fourth quarter of 2019. Load volumes within our Intermodal segment increased by 8.4% sequentially, contributing to an Adjusted Operating Ratio of 94.8% in the fourth quarter of 2020, an improvement of 490 basis points from the third quarter of 2020.
Knight-Swift Consolidated Results

	Quarter Ended December 31,
	2020	2019	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,277,961	$1,196,810	6.8%
Revenue, excluding trucking fuel surcharge	$1,207,202	$1,085,412	11.2%
Operating income	$194,691	$99,593	95.5%
Adjusted Operating Income [2]	$216,975	$131,969	64.4%
Net income attributable to Knight-Swift	$142,329	$67,444	111.0%
Adjusted Net Income Attributable to Knight-Swift [2]	$158,826	$93,472	69.9%
Earnings per diluted share	$0.84	$0.39	115.4%
Adjusted EPS [2]	$0.94	$0.55	70.9%

1Free cash flow is a non-GAAP measure.
2See GAAP to non-GAAP reconciliation in the schedules following this release.
Income Taxes — The effective tax rate was 26.2% for the fourth quarter of 2020, compared to 27.2% for the fourth quarter of 2019. We expect the 2021 effective tax rate to be in the range of 25.5% to 27.0% before discrete items.
Dividend — The Company previously announced a quarterly cash dividend of $0.08 per share to stockholders of record on December 4, 2020, which was paid on December 28, 2020.

Share Repurchases — We repurchased $179.6 million worth of our common stock at an average price of $37.10 per share during 2020, $145.0 million of which was purchased during the fourth quarter of 2020 at an average price of $39.15 per share.
On November 24, 2020, the Board of Directors (the "Board") of Knight-Swift approved the repurchase of up to $250.0 million of the Company's outstanding common stock (the "2020 Knight-Swift Repurchase Plan"). With the adoption of the 2020 Knight-Swift Repurchase Plan, the Company terminated the $250.0 million repurchase plan previously approved by the Board in May 2019, which had less than $54.1 million in purchase authorization remaining at that time.

Segment Financial Performance
Trucking Segment

	Quarter Ended December 31,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding fuel surcharge and intersegment transactions	$940,912	$861,428	9.2%
Operating income	$194,609	$118,393	64.4%
Adjusted Operating Income [1]	$195,009	$118,952	63.9%
Operating ratio	80.8%	87.8%	(700	bps)
Adjusted Operating Ratio [1]	79.3%	86.2%	(690	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.
Our Trucking segment includes our irregular route, dedicated, refrigerated, expedited, flatbed, and cross-border operations across our brands with 13,374 irregular route tractors and 5,099 dedicated route tractors. We improved the Adjusted Operating Ratio within this segment to 79.3% in the fourth quarter of 2020 from 86.2% in the fourth quarter of 2019. Average revenue per tractor increased by 10.5%, driven by a 13.8% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions. The rate improvement was partially offset by an increase in driver-related expenses during the quarter. In the fourth quarter of 2020, the Swift truckload operating segment generated an Adjusted Operating Ratio of 74.1%, while the Knight trucking operating segment generated an Adjusted Operating Ratio of 78.9%. During the year ended December 31, 2020, the two operating segments continued to achieve parity, with Knight trucking producing an 81.5% Adjusted Operating Ratio and Swift truckload operating within approximately 80 basis points of Knight at an 80.7% Adjusted Operating Ratio.
Logistics Segment

	Quarter Ended December 31,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$125,039	$92,757	34.8%
Operating income	$11,010	$5,873	87.5%
Adjusted Operating Income [1]	$11,010	$6,494	69.5%
Operating ratio	91.4%	93.8%	(240	bps)
Adjusted Operating Ratio [1]	91.2%	93.0%	(180	bps)

1See GAAP to non-GAAP reconciliation in the schedules following this release.

2

Adjusted Operating Ratio in the Logistics segment (which primarily consists of our Knight and Swift brokerage services) improved by 180 basis points to 91.2% in the fourth quarter of 2020 from 93.0% in the fourth quarter of 2019.
Brokerage gross margin increased to 16.4% in the fourth quarter of 2020 from 15.5% in the fourth quarter of 2019. A 50.8% increase in brokerage revenue per load, partially offset by an 8.7% decrease in brokerage load volumes contributed to a 37.7% increase in brokerage revenue, excluding intersegment transactions. Load volumes grew 35.8% year-over-year within our power-only service offering, contributing to 143.5% revenue growth within power-only and representing 31.0% of our total fourth quarter 2020 brokerage load volumes. In the first half of 2020, we introduced our Select platform, which digitally matches shippers with available capacity across our brands through frictionless transactions. During the fourth quarter of 2020, over 5,000 carriers were digitally matched with loads through our Select platform, representing approximately 20% of our brokerage load volume.
Intermodal Segment

	Quarter Ended December 31,
	2020	2019	Change
	(Dollars in thousands)
Revenue, excluding intersegment transactions	$114,969	$111,816	2.8%
Operating income	$6,019	$600	903.2%
Operating ratio	94.8%	99.5%	(470	bps)

We improved operating ratio within the Intermodal segment to 94.8% in the fourth quarter of 2020, from 99.5% in the fourth quarter of 2019. Revenue, excluding intersegment transactions increased 2.8%, as revenue per load increased 2.4% and load counts increased 0.4%. On a sequential basis, an 8.4% increase in load volumes contributed to a 490 basis point improvement in operating ratio for the fourth quarter of 2020, compared to the third quarter of 2020. We continue to work on initiatives to support our business, develop our network, and improve our cost structure within the Intermodal segment, and we expect to continue to see improved results in 2021.
Non-reportable Segments

	Quarter Ended December 31,
	2020	2019	Change
	(Dollars in thousands)
Total revenue	$40,741	$32,824	24.1%
Operating loss	$(16,947)	$(25,273)	(32.9%)

The non-reportable segments include support services provided to our customers and independent contractors (including repair and maintenance shop services, equipment leasing, warranty services, and insurance), trailer parts manufacturing, certain warehousing activities, as well as certain corporate expenses (such as legal settlements and accruals and $10.3 million in quarterly amortization of intangibles related to the 2017 merger). Operating income (loss) within the non-reportable segments improved by $8.3 million in the fourth quarter of 2020, as compared to the fourth quarter of 2019. Operating loss in the fourth quarter of 2020 includes the expense for the change in fair value of a deferred earnout related to the 2020 acquisition of a warehousing company and an impairment of an investment related to alternative fuel. Operating loss in the fourth quarter of 2019 included $20.3 million in legal costs, reflecting revised estimates for various pre-2017 merger legal matters which were previously disclosed by Swift.

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Consolidated Liquidity, Capital Resources, and Earnings Guidance
Cash Flow Sources (Uses)

	Year-to-Date December 31,
	2020	2019	Change
	(In thousands)
Net cash provided by operating activities	$919,645	$839,594	$80,051
Net cash used in investing activities	(480,712)	(583,706)	102,994
Net cash used in financing activities	(443,884)	(184,636)	(259,248)
Net (decrease) increase in cash, restricted cash, and equivalents [1]	$(4,951)	$71,252	$(76,203)
Net capital expenditures	$(387,837)	$(569,837)	$182,000

1"Net increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the condensed consolidated balance sheets.
Liquidity and Capitalization — As of December 31, 2020, we had a balance of $738.8 million of unrestricted cash and available liquidity and $5.9 billion of stockholders' equity. The face value of our debt, net of unrestricted cash ("Net Debt") was $758.1 million as of December 31, 2020, which is a $1.4 million decrease from December 31, 2019. Our cash provided by operating activities and change in Net Debt balances were negatively affected by a $93.4 million cash settlement paid in March 2020 associated with pre-2017 merger legal matters that were previously accrued and disclosed. During 2020, we generated $919.6 million in operating cash flows, reduced our operating lease liabilities by $83.7 million, spent $46.8 million on acquisitions, and returned $233.8 million to our stockholders in the form of quarterly dividends and share repurchases. We continue to manage our leverage ratio relative to our targeted range and remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth, growth through acquisitions, and other capital allocation opportunities.
Equipment and Capital Expenditures — Gain on sale of revenue equipment decreased to $3.2 million in the fourth quarter of 2020, compared to $5.0 million in the same quarter of 2019. The average age of our tractor fleet was 2.2 years in the fourth quarter of 2020, compared to 1.9 years in the same quarter of 2019. Capital expenditures, net of disposal proceeds, were $387.8 million for 2020. We expect net cash capital expenditures will be in the range of $450.0 million – $500.0 million for full-year 2021. Our net cash capital expenditures primarily represent replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities.
Guidance — We expect that Adjusted EPS1 for full-year 2021 will range from $3.20 to $3.40. Our expected Adjusted EPS1 range is based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the fourth quarter 2020 earnings presentation posted on our website).
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.
________
1Our calculation of Adjusted EPS starts with GAAP diluted earnings per share and adds back the after-tax impact of intangible asset amortization (which is expected to be approximately $0.20 for full-year 2021), as well as noncash impairments and certain other unusual noncash items, if any.

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Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States and Mexico to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "foresee," "will," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such statements are forward-looking statements and are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are subject to the safe harbor created by those sections and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic, industry, or Company conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:
•any projections of or guidance regarding earnings, earnings per share, Adjusted EPS, revenues, cash flows, dividends, capital expenditures, or other financial items,
•expectations regarding future supply or demand, volume, truckload capacity, and the overall freight and economic environment,
•the impacts of the COVID-19 global pandemic,
•future dividends,
•intentions regarding refinancing the Company's accounts receivable securitization, including the timing thereof,
•future effective tax rates,
•future performance of our reportable segments, including rate per mile within our Trucking segment, as well as cost structure, network, and load volumes within our Intermodal segment,
•future capital structure, capital allocation, and growth strategies and opportunities, liquidity, and
•future capital expenditures, including funding of capital expenditures.
Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2019, Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and various disclosures in our press releases, stockholder reports, and other filings with the SEC.

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Financial Statements

Condensed Consolidated Statements of Comprehensive Income (Unaudited)

	Quarter Ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
	(In thousands, except per share data)
Revenue:
Revenue, excluding trucking fuel surcharge	$1,207,202	$1,085,412	$4,369,207	$4,395,332
Trucking fuel surcharge	70,759	111,398	304,656	448,618
Total revenue	1,277,961	1,196,810	4,673,863	4,843,950
Operating expenses:
Salaries, wages, and benefits	386,121	354,373	1,483,188	1,474,073
Fuel	103,368	144,676	416,307	583,123
Operations and maintenance	70,855	74,877	275,290	322,188
Insurance and claims	48,072	48,612	192,840	194,336
Operating taxes and licenses	22,895	24,148	87,422	88,481
Communications	4,751	4,564	19,596	19,520
Depreciation and amortization of property and equipment	120,289	109,323	460,775	420,082
Amortization of intangibles	11,474	10,732	45,895	42,876
Rental expense	19,193	25,592	86,640	122,738
Purchased transportation	266,164	254,010	936,649	1,035,969
Impairments	4,080	1,304	5,335	3,486
Miscellaneous operating expenses [1]	26,008	45,006	99,488	109,640
Total operating expenses	1,083,270	1,097,217	4,109,425	4,416,512
Operating income	194,691	99,593	564,438	427,438
Other (expenses) income:
Interest income	333	834	1,928	3,834
Interest expense	(3,949)	(7,139)	(17,309)	(29,433)
Other income (expenses), net	1,778	(438)	11,254	12,137
Total other (expenses) income, net	(1,838)	(6,743)	(4,127)	(13,462)
Income before income taxes	192,853	92,850	560,311	413,976
Income tax expense	50,472	25,275	149,676	103,798
Net income	142,381	67,575	410,635	310,178
Net income attributable to noncontrolling interest	(52)	(131)	(633)	(972)
Net income attributable to Knight-Swift	$142,329	$67,444	$410,002	$309,206

Earnings per share:
Basic	$0.85	$0.40	$2.42	$1.80
Diluted	$0.84	$0.39	$2.40	$1.80

Dividends declared per share:	$0.08	$0.06	$0.32	$0.24

Weighted average shares outstanding:
Basic	168,086	170,645	169,711	171,541
Diluted	168,979	171,387	170,549	172,142
1    "Miscellaneous operating expenses" includes the expense associated with a change in fair value of a deferred earnout related to the 2020 acquisition of a warehousing company that was incurred in the fourth quarter of 2020.

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Condensed Consolidated Balance Sheets (Unaudited)

	December 31, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$156,699	$159,722
Cash and cash equivalents – restricted	39,328	41,331
Restricted investments, held-to-maturity, amortized cost	9,001	8,912
Trade receivables, net of allowance for doubtful accounts of $22,093 and $18,178, respectively	578,479	518,547
Contract balance – revenue in transit	14,560	12,696
Prepaid expenses	71,649	62,160
Assets held for sale	29,756	41,786
Income tax receivable	2,903	17,026
Other current assets	20,988	27,848
Total current assets	923,363	890,028
Property and equipment, net	2,992,652	2,850,720
Operating lease right-of-use assets	113,296	169,425
Goodwill	2,922,964	2,918,992
Intangible assets, net	1,389,245	1,379,459
Other long-term assets	126,482	73,108
Total assets	$8,468,002	$8,281,732

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$101,001	$99,194
Accrued payroll and purchased transportation	160,888	110,065
Accrued liabilities	88,894	175,222
Claims accruals – current portion	174,928	150,805
Finance lease liabilities and long-term debt – current portion [1]	52,583	377,651
Operating lease liabilities – current portion	47,496	80,101
Accounts receivable securitization – current portion [2]	213,918	—
Total current liabilities	839,708	993,038
Revolving line of credit	210,000	279,000
Long-term debt – less current portion [1]	298,907	—
Finance lease liabilities – less current portion	138,243	57,383
Operating lease liabilities – less current portion	69,852	96,160
Accounts receivable securitization – less current portion [2]	—	204,762
Claims accruals – less current portion	174,814	196,912
Deferred tax liabilities	815,941	771,719
Other long-term liabilities	48,497	14,455
Total liabilities	2,595,962	2,613,429
Stockholders’ equity:
Common stock	1,665	1,707
Additional paid-in capital	4,301,424	4,269,043
Retained earnings	1,566,759	1,395,465
Total Knight-Swift stockholders' equity	5,869,848	5,666,215
Noncontrolling interest	2,192	2,088
Total stockholders’ equity	5,872,040	5,668,303
Total liabilities and stockholders’ equity	$8,468,002	$8,281,732

1    On October 2, 2020, the Company amended its debt agreement to extend the maturity date of its term loan to October 3, 2022, incorporate language regarding the transition away from LIBOR, and update other regulatory and technical language customary for facilities of this type. Just prior to the extension, the Company paid $65.0 million on the outstanding balance of its term loan, leaving $300.0 million face value outstanding as of the transaction date.
2    As of December 31, 2020, the $214.0 million outstanding balance of the accounts receivable securitization, gross of deferred loan costs, is due within twelve months, and is included in "Accounts receivable securitization – current portion." The Company intends to refinance prior to the July 9, 2021 due date.

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Segment Operating Statistics (Unaudited)

Quarter Ended December 31,	Year-to-Date December 31,
2020	2019	Change	2020	2019	Change
Trucking
Average revenue per tractor [1]	$50,934	$46,078	10.5%	$188,672	$185,628	1.6%
Non-paid empty miles percentage	13.3%	12.7%	60	bps	13.1%	12.8%	30	bps
Average length of haul (miles)	426	432	(1.4%)	425	430	(1.2%)
Miles per tractor	22,268	22,776	(2.2%)	90,993	92,363	(1.5%)
Average tractors	18,473	18,695	(1.2%)	18,448	18,877	(2.3%)
Average trailers	57,644	57,857	(0.4%)	57,722	58,315	(1.0%)

Logistics
Revenue per load – Brokerage only [2]	$2,155	$1,429	50.8%	$1,689	$1,425	18.5%
Gross margin – Brokerage only	16.4%	15.5%	90	bps	14.5%	15.9%	(140	bps)

Intermodal
Average revenue per load [2]	$2,475	$2,416	2.4%	$2,342	$2,426	(3.5%)
Load count	46,457	46,287	0.4%	166,977	187,131	(10.8%)
Average tractors	587	605	(3.0%)	577	643	(10.3%)
Average containers	10,848	9,858	10.0%	10,604	9,862	7.5%

1Computed with revenue, excluding fuel surcharge and intersegment transactions
2Computed with revenue, excluding intersegment transactions

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Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," "Adjusted Operating Ratio," and "Free Cash Flow," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, Adjusted Operating Income, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. Management and the board of directors use Free Cash Flow as a key measure of our liquidity, which is defined under "Liquidity and Capitalization" above. Free Cash Flow does not represent residual cash flow available for discretionary expenditures. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, Adjusted Operating Ratio, and Free Cash Flow are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,277,961	$1,196,810	$4,673,863	$4,843,950
Total operating expenses	(1,083,270)	(1,097,217)	(4,109,425)	(4,416,512)
Operating income	$194,691	$99,593	$564,438	$427,438
Operating ratio	84.8%	91.7%	87.9%	91.2%

Non-GAAP Presentation
Total revenue	$1,277,961	$1,196,810	$4,673,863	$4,843,950
Trucking fuel surcharge	(70,759)	(111,398)	(304,656)	(448,618)
Revenue, excluding trucking fuel surcharge	1,207,202	1,085,412	4,369,207	4,395,332

Total operating expenses	1,083,270	1,097,217	4,109,425	4,416,512
Adjusted for:
Trucking fuel surcharge	(70,759)	(111,398)	(304,656)	(448,618)
Amortization of intangibles [2]	(11,474)	(10,732)	(45,895)	(42,876)
Change in fair value of deferred earnout [3]	(6,730)	—	(6,730)	—
Impairments [4]	(4,080)	(1,304)	(5,335)	(3,486)
Legal accruals [5]	—	(20,340)	(6,160)	(35,840)
COVID-19 incremental costs [6]	—	—	(12,259)	—
Adjusted Operating Expenses	990,227	953,443	3,728,390	3,885,692
Adjusted Operating Income	$216,975	$131,969	$640,817	$509,640
Adjusted Operating Ratio	82.0%	87.8%	85.3%	88.4%

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1     Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.
2    "Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger and other acquisitions
3    "Change in fair value of deferred earnout" reflects the expense for the change in fair value of a deferred earnout related to the acquisition of a warehousing company, which is recorded in "Miscellaneous operating expenses."
4    "Impairments" reflects the following non-cash impairments:
•Fourth quarter 2020 impairments related to investments in certain alternative fuel technology (within the non-reportable segments) and certain revenue equipment held for sale (within the Trucking segment);
•Full-year 2020 also includes impairments of certain tractors (within the Trucking segment), certain legacy trailers (within the non-reportable segments) as a result of a softer used equipment market, and trailer tracking equipment (within the Trucking segment);
•Fourth quarter 2019 impairments related to certain revenue equipment technology, warehousing equipment no longer in use, and certain Swift legacy trailer models as a result of a softer used equipment market. The impairments were recorded across various segments, depending on the nature of the impairment; and
•Full-year 2019 also includes impairment charges of $2.2 million to certain leasehold improvements from an early termination of a lease of one of our operating properties.
5    "Legal accruals" are included in "Miscellaneous operating expenses" in the condensed consolidated statements of comprehensive income and reflect the following:
•Third quarter 2020 costs related to certain class action lawsuits involving certain pre-merger employment-related claims that were previously disclosed by Swift,
•Fourth quarter 2019 additional legal costs, reflecting revised estimates for various pre-2017 merger legal matters within the nonreportable segments, and
•Second quarter 2019 costs associated with an issued jury verdict.
6    "COVID-19 incremental costs" reflects costs incurred during the first half of 2020 that were directly attributable to the pandemic and were incremental to those incurred prior to the outbreak. These include payroll premiums paid to our drivers and shop mechanics, additional disinfectants and cleaning supplies, and various other pandemic-specific items. The costs are clearly separable from our normal business operations and are not expected to recur once the pandemic subsides.

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Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS [1]

	Quarter Ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
	(Dollars in thousands, except per share data)
GAAP: Net income attributable to Knight-Swift	$142,329	$67,444	$410,002	$309,206
Adjusted for:
Income tax expense attributable to Knight-Swift	50,472	25,275	149,676	103,798
Income before income taxes attributable to Knight-Swift	192,801	92,719	559,678	413,004
Amortization of intangibles [2]	11,474	10,732	45,895	42,876
Change in fair value of deferred earnout [3]	6,730	—	6,730	—
Impairments [4]	4,080	1,304	5,335	3,486
Legal accruals [5]	—	20,340	6,160	35,840
COVID-19 incremental costs [6]	—	—	12,259	—
Adjusted income before income taxes	215,085	125,095	636,057	495,206
Provision for income tax expense at effective rate [7]	(56,259)	(31,623)	(169,910)	(122,124)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$158,826	$93,472	$466,147	$373,082

Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year-to-Date December 31,
	2020	2019	2020	2019
GAAP: Earnings per diluted share	$0.84	$0.39	$2.40	$1.80
Adjusted for:
Income tax expense attributable to Knight-Swift	0.30	0.15	0.88	0.60
Income before income taxes attributable to Knight-Swift	1.14	0.54	3.28	2.40
Amortization of intangibles [2]	0.07	0.06	0.27	0.25
Change in fair value of deferred earnout [3]	0.04	—	0.04	—
Impairments [4]	0.02	0.01	0.03	0.02
Legal accruals [5]	—	0.12	0.04	0.21
COVID-19 incremental costs [6]	—	—	0.07	—
Adjusted income before income taxes	1.27	0.73	3.73	2.88
Provision for income tax expense at effective rate [7]	(0.33)	(0.18)	(1.00)	(0.71)
Non-GAAP: Adjusted EPS	$0.94	$0.55	$2.73	$2.17

1Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted Net Income Attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 2.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 3.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
5Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 5.
6Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.
7An effective tax rate of 25.3% was applied in our fourth quarter 2019 Adjusted EPS calculation to normalize permanent difference pertaining to a Value Added Tax ("VAT") adjustment within Swift's Mexico operations. The adjustment was the result of regulatory changes in Mexico and pertains to pre-2017 merger VAT receivables from 2016 and prior yeas that were deemed unrecoverable as of December 31, 2019.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio [1]

	Quarter Ended December 31,		Year-to-Date December 31,
Trucking Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,011,719	$972,826	$3,786,030	$3,952,866
Total operating expenses	(817,110)	(854,433)	(3,207,518)	(3,484,117)
Operating income	$194,609	$118,393	$578,512	$468,749
Operating ratio	80.8%	87.8%	84.7%	88.1%
Non-GAAP Presentation
Total revenue	$1,011,719	$972,826	$3,786,030	$3,952,866
Fuel surcharge	(70,759)	(111,398)	(304,656)	(448,618)
Intersegment transactions	(48)	—	(753)	(157)
Revenue, excluding fuel surcharge and intersegment transactions	940,912	861,428	3,480,621	3,504,091

Total operating expenses	817,110	854,433	3,207,518	3,484,117
Adjusted for:
Fuel surcharge	(70,759)	(111,398)	(304,656)	(448,618)
Intersegment transactions	(48)	—	(753)	(157)
Amortization of intangibles [2]	(324)	(324)	(1,296)	(1,371)
Impairments [3]	(76)	(235)	(1,131)	(2,417)
COVID-19 incremental costs [4]	—	—	(12,146)	—
Adjusted Operating Expenses	745,903	742,476	2,887,536	3,031,554
Adjusted Operating Income	$195,009	$118,952	$593,085	$472,537
Adjusted Operating Ratio	79.3%	86.2%	83.0%	86.5%

1     Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in historical Knight acquisitions.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
4Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

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Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued [1]

	Quarter Ended December 31,		Year-to-Date December 31,
Logistics Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$127,521	$94,894	$375,841	$352,988
Total operating expenses	(116,511)	(89,021)	(355,596)	(331,119)
Operating income	$11,010	$5,873	$20,245	$21,869
Operating ratio	91.4%	93.8%	94.6%	93.8%
Non-GAAP Presentation
Total revenue	$127,521	$94,894	$375,841	$352,988
Intersegment transactions	(2,482)	(2,137)	(10,742)	(9,105)
Revenue, excluding intersegment transactions	125,039	92,757	365,099	343,883

Total operating expenses	116,511	89,021	355,596	331,119
Adjusted for:
Intersegment transactions	(2,482)	(2,137)	(10,742)	(9,105)
Impairments [2]	—	(621)	—	(621)
Adjusted Operating Expenses	114,029	86,263	344,854	321,393
Adjusted Operating Income	$11,010	$6,494	$20,245	$22,490
Adjusted Operating Ratio	91.2%	93.0%	94.5%	93.5%

	Quarter Ended December 31,		Year-to-Date December 31,
Intermodal Segment	2020	2019	2020	2019
GAAP Presentation	(Dollars in thousands)
Total revenue	$115,052	$111,967	$391,462	$455,466
Total operating expenses	(109,033)	(111,367)	(392,405)	(450,965)
Operating income (loss)	$6,019	$600	$(943)	$4,501
Operating ratio	94.8%	99.5%	100.2%	99.0%
Non-GAAP Presentation
Total revenue	$115,052	$111,967	$391,462	$455,466
Intersegment transactions	(83)	(151)	(364)	(1,488)
Revenue, excluding intersegment transactions	114,969	111,816	391,098	453,978

Total operating expenses	109,033	111,367	392,405	450,965
Adjusted for:
Intersegment transactions	(83)	(151)	(364)	(1,488)
COVID-19 incremental costs [3]	—	—	(113)	—
Adjusted Operating Expenses	108,950	111,216	391,928	449,477
Adjusted Operating Income (Loss)	$6,019	$600	$(830)	$4,501
Adjusted Operating Ratio	94.8%	99.5%	100.2%	99.0%

1Pursuant to the requirements of Regulation G, this table reconciles GAAP operating ratio to non-GAAP Adjusted Operating Ratio.
2Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 4.
3Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote 6.

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